UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 5, 2008

Commission File Number 0-12122

APOLLO SOLAR ENERGY, INC
(Exact name of registrant as specified in its charter)

Nevada	84-0601802
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identificatin No.)

c/o American Union Securities, 100 Wall St. 15th Fl., New York, NY	10005
(Address of principal executive offices)	ZipCode

(212) 232-0120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

Effective on December 5, 2008, the members of the Board appointed Dr. Kang Sun and Dr. Zhimin Cao to serve on the Board of Directors. Information about Dr. Sun and Dr. Cao is as follows:

Dr. Sun served as an independent director of JA Solar Holdings Co., Ltd. (NasdaqGM: JASO) from January 2007 through September 2007 as a member of the audit committee, compensation committee, and the nominating and corporate governance committee. From September 2007 to July 2008, Dr. Sun served as the president and chief operating officer of JA Solar Holdings Co., Ltd.., and remained on the board of directors, but was not designated as an independent director.

Dr. Sun has over 20 years of experience in enterprise management and venture capital investment . Dr. Sun served as a managing director of new business development and chief strategy officer of new business and new product group at Applied Materials Inc., the world's largest manufacturer of semiconductor capital equipment since 2005. Dr. Sun has served as a director and partner at Index Capital Group, an investment company in the U.S., since 2002. From 2002 to 2005, Dr. Sun served as vice president of business development of Microfabrica Inc., a U.S. manufacturer of micro devices. Prior to 2002, Dr. Sun served in several senior management positions in several U.S. and European corporations. Dr. Sun received his Ph. D. in material science from Brown University, master's degree in chemistry from the University of Georgia and bachelor's degree in chemistry from Nanjing University, China. Dr. Sun is 53 years old.

Dr. Cao Zhimin has been a professor at the College of Marine Geosciences, Ocean University of China since October 2000. Dr. Cao’s research is focused on Economic geology, Geochemistry, Marine Geology, Submarine Resources Exploring Sensor Technology. Prior to receiving his tenure at Ocean University of China, Dr. Cao held posistions with various universities and research institutions in Geology-science and rare metal exploring. From May 2000 to July 2000, Dr. Cao served as a visiting scientist at Corolado State University. Dr. Cao earned his Ph. D. , Master’s and Bachelor’s degree from Chengdu University of Technology, China University of Geosciences and Wuhan University of Geosciences (predecessor of China University of Geosciences), respectively.  Dr. Cao has been rewarded National and Provincial Prizes for Progress Science and Techonology for many times during the period from 1995 to 2004. Dr. Cao is also a member of the American Advanced Association of Sciences, New York Academy of Sciences, and the National Geographic Society. Dr. Cao is 51 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     Apollo Solar Energy, Inc.

Dated:  December 5, 2008                                                                           By: /s/ Renyi Hou
                                    Renyi Hou, Chief Executive Officer